Ex. 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into and is effective as of _____________ by and between AGNT, Inc., a Texas corporation (the “Company”), and the undersigned indemnitee (the “Indemnitee”).

RECITALS

WHEREAS, the Board of Directors has determined that the inability to attract and retain qualified persons as directors and officers is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Certificate of Formation (as amended and/or restated from time to time, the “Certificate of Formation”) and Bylaws (as amended and/or restated from time to time, the “Bylaws”) providing for indemnification and advancement of expenses of its directors and officers to the fullest extent permitted by the Texas Business Organizations Code (as the same exists or may hereafter be amended, the “TBOC”), and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and in any other capacity with respect to the Company as the Company may request, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company, with the knowledge that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive appropriate protection against such risks and liabilities, the Board of Directors of the Company has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its shareholders; and

WHEREAS, the Company desires to have the Indemnitee continue to serve as a director or officer of the Company and in any other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company; and the Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of the Indemnitee’s continued service as a director or officer of the Company, the parties hereto agree as follows:

1.Definitions.  For purposes of this Agreement:
(a)A “Change in Control” will be deemed to have occurred if, with respect to any particular 24-month period, the individuals who, at the beginning of such 24-month period, constituted the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the beginning of such 24-month period whose election or appointment, or nomination for election by the shareholders of the Company, was approved or ratified by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.
(b)“Disinterested Director” means a director of the Company who is “disinterested” and “independent” under the TBOC.
(c)“Expenses” includes, without limitation, expenses incurred in connection with the defense or settlement of, or participation in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals thereof, whether of a civil, criminal, administrative, legislative, investigative, or other nature, including all reasonable and documented attorneys’ fees, court costs, transcript costs, fees of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, supersedes bond, other appeal bond or their equivalents), any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and any expenses of establishing a right to indemnification or advancement under Sections 9, 11, 13, and 16 hereof, but shall not include the amount of judgments, fines, ERISA excise taxes, or penalties actually levied against the Indemnitee, or any amounts paid in settlement by or on behalf of the Indemnitee.
(d)“Independent Counsel” means a law firm or a partner or member of a law firm, as applicable, that is experienced in matters of Texas corporation law and neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a request for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
(e)“Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing,  or any other threatened, pending, or completed proceeding, whether brought by or in the right of the Company or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or while a director, officer, manager, employee, agent, or trustee of the Company is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.
2.Service by the Indemnitee.  The Indemnitee shall serve and/or continue to serve as a director or officer of the Company faithfully and to the best of the Indemnitee’s ability so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee’s successor is elected and qualified or the Indemnitee is removed as permitted by applicable law or tenders a resignation in writing.

3.Indemnification and Advancement of Expenses.  The Company shall indemnify and hold harmless the Indemnitee, and shall pay to or on behalf of the Indemnitee in advance of the final disposition of any Proceeding all Expenses incurred by the Indemnitee in defending any such Proceeding, to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended, all on the terms and conditions set forth in this Agreement.  The rights of the Indemnitee to indemnification and advancement of Expenses provided hereunder shall include but shall not be limited to those rights hereinafter set forth, except that no indemnification or advancement of Expenses shall be paid to the Indemnitee:
(a)to the extent expressly prohibited by applicable law, the Certificate of Formation, or the Bylaws;
(b)for and to the extent that payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, provision of the Certificate of Formation or Bylaws, or agreement of the Company or any other company or other enterprise (and the Indemnitee shall reimburse the Company for any amounts paid by the Company and subsequently so recovered by the Indemnitee); or
(c)in connection with an action, suit, or proceeding, or part thereof, voluntarily initiated by the Indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) the Indemnitee, or (ii) the Company in an action, suit, or proceeding initiated by the Indemnitee), except a judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, unless the action, suit, or proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Company or the Board of Directors otherwise determines that indemnification or advancement of Expenses is appropriate.

In addition, no advancement of Expenses shall be paid to the Indemnitee with respect to any Proceeding brought by or in the right of the Company against the Indemnitee that is authorized by the Board of Directors of the Company.

4.Action or Proceedings Other than an Action by or in the Right of the Company.  Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding (other than an action by or in the right of the Company).  Pursuant to this Section, the Indemnitee shall be indemnified against all expense, liability, and loss (including judgments, fines, ERISA excise taxes, penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred by the Indemnitee in connection with such Proceeding, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.
5.Indemnity in Proceedings by or in the Right of the Company.  Except as limited by Section 3 above, the Indemnitee shall be entitled to the indemnification rights provided in this Section if the Indemnitee was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding, or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the TBOC expressly prohibits such indemnification by reason of any adjudication of liability of the Indemnitee to the Company, unless and only to the extent that the Texas Business Court in the Eleventh Division of the Texas Business Court (the “Texas Business Court”) or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

6.Indemnification for Costs, Charges, and Expenses of Successful Party.  Notwithstanding any limitations of any other provision of this Agreement, including Section 3(c), the final sentence of Section 3, Section 4, and Section 5 above, to the extent that the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Proceeding, or in defense of any claim, issue, or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is otherwise entitled to be indemnified against Expenses, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith. Indemnification under this Section 6 shall not be subject to satisfaction of any standard of conduct, and the Company may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover Expenses advanced, including in a suit brought pursuant to Section 11 hereof.
7.Partial Indemnification.  If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expense, liability, and loss (including judgments, fines, ERISA excise taxes, penalties, amounts paid in settlement by or on behalf of the Indemnitee, and Expenses) actually and reasonably incurred in connection with any Proceeding, or in connection with any judicial proceeding or arbitration pursuant to Section 11 to enforce rights under this Agreement, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expense, liability, and loss actually and reasonably incurred to which the Indemnitee is entitled.
8.Indemnification for Expenses as a Witness.  Notwithstanding any other provision of this Agreement, to the maximum extent permitted by the TBOC, the Indemnitee shall be entitled to indemnification against all Expenses actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf if the Indemnitee appears as a witness or otherwise incurs legal expenses as a result of or related to the Indemnitee’s official capacity in any Proceeding to which the Indemnitee neither is, nor is threatened to be made, a party.
9.Determination of Entitlement to Indemnification.  To receive indemnification under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company.  Such request shall include documentation or information that is necessary for such determination and is reasonably available to the Indemnitee, but in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law.  Upon receipt by the Secretary of the Company of a written request by the Indemnitee for indemnification, the entitlement of the Indemnitee to indemnification, to the extent not required pursuant to the terms of Section 6 or Section 8 of this Agreement, shall be determined by the following person or persons who shall be empowered to make such determination (as selected by the Board of Directors, except with respect to Section 9(d) and Section 9(f) below):  (a) the Board of Directors of the Company by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; (b) a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, whether or not such majority constitutes a quorum; (c) Independent Counsel, selected by the Board of Directors or a committee of the Board of Directors by a vote in accordance with Section 9(a) or 9(b), in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee;(d) if there are no Disinterested Directors, Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; (e) the shareholders of the Company in a vote that excludes the voting power of each director that is not a Disinterested Director; or (f) in the event that a Change in Control has occurred, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee.  For purposes of Section 9(d), such Independent Counsel shall be selected by the Board of Directors and approved by the Indemnitee.  For purposes of Section 9(f), such Independent Counsel shall be selected by the Indemnitee.  Upon failure of the Board of Directors so to select such Independent Counsel or upon failure of the Indemnitee so to approve or so to select, in the event a Change in Control has occurred, such Independent Counsel shall be selected upon application to a court of competent jurisdiction.  The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Company not later than 90 calendar days after receipt by the Secretary of the Company of a written request for indemnification.  If the person making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably prorate such partial indemnification among the claims, issues, or matters at issue at the time of the determination.  Indemnitee shall cooperate with the determination with respect to Indemnitee’s entitlement to indemnification, including providing, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary for such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating shall, to the fullest extent permitted by applicable law, be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
10.Presumptions and Effect of Certain Proceedings.  The Secretary of the Company shall, promptly upon receipt of the Indemnitee’s written request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination as provided in Section 9 that the Indemnitee has made such request for indemnification.  Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in making any determination contrary to such presumption.  If the person or persons so empowered to make such determination shall have failed to make the requested determination with respect to indemnification within 60 calendar days after receipt by the Secretary of the Company of such request, then, to the fullest extent not prohibited by applicable law, a requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not, of itself  (a) create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful or (b) otherwise adversely affect the rights of the Indemnitee to indemnification, in each case, except as may be provided herein.
11.Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit.  In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if payment is not timely made following a determination of entitlement to indemnification pursuant to Sections 9 and 10, or if an advancement of Expenses is not timely made pursuant to Section 16, the Indemnitee may at any time thereafter bring suit against the Company seeking an adjudication of entitlement to such indemnification or advancement of Expenses.  Alternatively, the Indemnitee at the Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator in the State of Texas pursuant to the Commercial Arbitration Rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration.  The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.  In any suit or arbitration brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit or arbitration brought by the Indemnitee to enforce a right to an advancement of Expenses), it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in this Agreement (including the standard described in Section 4 or 5, as applicable) or the TBOC. In any suit or arbitration brought by an Indemnitee who is not a director of the Company to enforce a right to an advancement of Expenses, it shall be a defense that the advancement of Expenses was properly denied pursuant to the terms of Section 16 hereof.  Further, in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expenses upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the standard of conduct described above.  Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its shareholders) to have made a determination prior to the commencement of such suit or arbitration that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the standard of conduct described above, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its shareholders) that the Indemnitee has not met the standard of conduct described above shall create a presumption that the Indemnitee has not met the standard of conduct described above, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of Expenses hereunder, or brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 11 or otherwise shall be on the Company.  Absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, if a determination is made or deemed to have been made pursuant to the terms of Section 9 or 10 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable.  The Company further agrees to stipulate in any court or before any arbitrator pursuant to this Section 11 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.  If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.
12.Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other right that the Indemnitee may now or hereafter acquire under any applicable law, agreement, vote of shareholders or Disinterested Directors, provisions of a charter or bylaws (including the Certificate of Formation or Bylaws of the Company), or otherwise.
13.Expenses for Disputes Relating to Agreement.  In the event that the Indemnitee is subject to or intervenes in any action, suit, or proceeding (i) in which the validity or enforceability of this Agreement is at issue or (ii) to recover damages for breach of, this Agreement, the Indemnitee, if the Indemnitee prevails in whole or in part in such action, suit, or proceeding, shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses actually and reasonably incurred by the Indemnitee in connection therewith.
14.Continuation of Indemnity.  All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director, officer, manager, employee, agent, or trustee of the Company or while a director, officer, manager, employee, agent, or trustee is serving at the request of the Company as a director, officer, manager, employee, agent, or trustee of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan, and shall continue thereafter with respect to any possible claims based on the fact that the Indemnitee was a director, officer, employee, agent, or trustee of the Company or, while a director, officer, manager, employee, agent or trustee of the Company, was serving at the request of the Company as a director, officer, manager, employee, agent, or trustee of another corporation or of a partnership, joint venture, limited liability company, trust, or other enterprise, including service with respect to an employee benefit plan.  This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators.
15.Notification and Defense of Proceeding.  Promptly after receipt by the Indemnitee of any summons, citation, subpoena, complaint, indictment, information or other document relating to notice of any Proceeding or matter which may be subject to indemnification or advancement as provided hereunder, the Indemnitee shall, if a request for indemnification or an advancement of Expenses in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the receipt thereof and include complete copies of any documents or materials received in connection therewith; but the omission so to notify the Company shall not relieve it from any liability that it may have to the Indemnitee.

Notwithstanding any other provision of this Agreement, the Certificate of Formation or the Bylaws, with respect to any such Proceeding of which the Indemnitee notifies the Company:
(a)The Company shall be entitled to participate therein at its own expense;
(b)Except as otherwise provided in this Section 15(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee.  After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any expenses of counsel subsequently incurred by the Indemnitee in connection with the defense thereof except as otherwise provided below.  The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such Proceeding, or (iii) the Company shall not within 60 calendar days of receipt of notice from the Indemnitee in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the Indemnitee shall be entitled to advancement of all fees and expenses of the Indemnitee’s counsel in accordance with Section 16 hereof and to indemnification against such fees and expenses in accordance with the applicable provisions of this Agreement.  The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and
(c)Notwithstanding any other provision of this Agreement, the Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, or for any judicial or other award, if the Company was not given an opportunity, in accordance with this Section 15, to participate in the defense of such Proceeding.  The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to the Indemnitee, without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee shall unreasonably withhold any consent required under this Section 15(c).
16.Advancement of Expenses.  All Expenses incurred by the Indemnitee in defending any Proceeding described in Sections 4 or 5 hereof shall be paid by the Company in advance of the final disposition of such Proceeding at the request of the Indemnitee.  The Indemnitee’s right to advancement shall not be subject to the satisfaction of any standard of conduct and advances shall be made without regard to the Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement or otherwise; provided, however, that, if the Indemnitee is not a director of the Company, the Company shall not advance or continue to advance Expenses to the Indemnitee if a determination is reasonably made that the facts known at the time such determination is made demonstrate, by clear and convincing evidence, that the Indemnitee acted in bad faith or in a manner that the Indemnitee did not reasonably believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of the directors who are not parties to such Proceeding, whether or not such majority constitutes a quorum or (ii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee.  To receive an advancement of Expenses under this Agreement, the Indemnitee shall submit a written request to the Secretary of the Company.  Each such advancement of Expenses shall be made within 30 calendar days after the receipt by the Secretary of the Company of such written request.  The Indemnitee shall qualify for such advancement of Expenses upon the execution and delivery to the Company of (x) this Agreement, which shall constitute an undertaking providing that Indemnitee undertakes to repay all amounts so advanced if it shall ultimately be determined, by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal, that the Indemnitee is not entitled to be indemnified for such Expenses by the Company as provided by this

Agreement or otherwise, and (y) any other materials required by the TBOC.  The Indemnitee’s undertaking to repay any such amounts is not required to be secured.  The Indemnitee’s entitlement to Expenses under this Agreement shall include those incurred in connection with any action, suit, or proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to Section 11 of this Agreement (including the enforcement of this provision) to the extent the court or arbitrator shall finally determine that the Indemnitee is entitled to an advancement of Expenses hereunder.
17.Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest  extent set forth in this Agreement.
18.Headings; References; Pronouns.  The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  References herein to section numbers are to sections of this Agreement.  All pronouns and any variations thereof shall be deemed to refer to the singular or plural as appropriate.
19.Insurance.
(a)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or trustees of the Company or of any other corporation or of a partnership, joint venture, trust, or other enterprise (including an employee benefit plan), Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or trustee under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(b)In the event of a Change in Control or the Company’s becoming insolvent, the Company shall maintain in force any and all insurance policies then maintained by the Company providing liability insurance for directors, officers, employees, agents or trustees of the Company or of any other corporation or of a partnership, joint venture, trust, or other enterprise (including an employee benefit plan), for a fixed period of six years thereafter (a “Tail Policy”). Such coverage shall be non-cancellable and shall be placed and serviced for the duration of its term by the Company’s incumbent insurance broker. Such broker shall place the Tail Policy with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control or insolvency (unless the incumbent carriers will not offer such policies, in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).
20.Other Provisions.
(a)This Agreement and all disputes or controversies arising out of or related to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to the laws of any other jurisdiction that might be applied because of conflicts of laws principles of the State of Texas, unless otherwise required by the law of the state in which the Indemnitee primarily resides and works.
(b)Except with respect to any arbitration commenced by Indemnitee pursuant to Section 11 of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Texas Business Court (or, if the Texas Business Court does not have jurisdiction, the federal district court for the Southern District of Texas, Houston Division or the state district court of Harris County, Texas or another state court in Texas, provided, however, and for purposes of clarity, any suit, action or other proceeding shall only be brought before a state court in Harris County, Texas, to the extent and only to the extent that the Texas Business Court and the federal district court do not have jurisdiction over the same), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Texas Business Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 20(g) of this Agreement with the same legal force and validity as if served upon such party personally within the State of Texas, (iv) waive any objection to the laying of venue of any such action or proceeding in the Texas Business Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Texas Business Court has been brought in an improper or inconvenient forum.
(c)UNLESS THE COMPANY CONSENTS IN WRITING TO A JURY TRIAL, THE COMPANY AND INDEMNITEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT THAT THE COMPANY OR INDEMNITEE MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE MATTERS RELATING HERETO OR ANY OBLIGATIONS HEREUNDER.
(d)This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.
(e)This Agreement shall not be deemed an employment contract between the Company and any Indemnitee, and, if the Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that the Indemnitee may be discharged at any time for any reason, with or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between the Indemnitee and the Company.
(f)In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (excluding insurance obtained on the Indemnitee’s own behalf), and the Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
(g)This Agreement may not be amended, modified, or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party; provided, however, that no amendment, modification, or repeal of this Agreement or any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her official capacity.  No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.
(h)All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (1) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (2) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (3) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (4) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:
(i)If to the Indemnitee, at such as address as the Indemnitee shall provide to the Company.
(ii)If to the Company, to:

AGNT, Inc.

2219 Rimland Drive, Suite 301,

Bellingham, WA 98226, U.S.

Attention: James Bramble

Email: legal@exprealty.net

or to any other address as may have been furnished to Indemnitee by the Company.

(i)To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (1) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (2) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transactions.
(j)This Agreement shall continue until and terminate upon the later of: (1) 10 years after the date that Indemnitee shall have ceased to serve as a director or officer, as applicable, of the Company or (2) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

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IN WITNESS WHEREOF, the Company and the Indemnitee have caused this Agreement to be executed as of the date first written above.

AGNT, INC.By: Name: James Bramble Title: Corporate Secretary

Indemnitee:

Signature Page to Indemnification Agreement